T.RowePrice®
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NEWS RELEASE

T. ROWE PRICE GROUP REPORTS FOURTH QUARTER AND ANNUAL 2015 RESULTS

Assets Under Management Increased to $763.1 Billion

BALTIMORE (January 28, 2016) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its fourth quarter of 2015 results, including net revenues of nearly $1.1 billion, net income of $303.2 million, and diluted earnings per common share of $1.17. On a comparable basis, net revenues were $1.0 billion, net income was $315.9 million, and diluted earnings per common share was $1.18 in the fourth quarter of 2014.

Financial Highlights

	Three months ended			Year ended		
(in millions, except per-share data)	12/31/2014	12/31/2015	% change	12/31/2014	12/31/2015	% change
Investment advisory fees	$ 892.1	$ 926.0	4 %	$ 3,464.5	$ 3,687.3	6 %
Net revenues	$ 1,022.4	$ 1,052.2	3 %	$ 3,982.1	$ 4,200.6	5 %
Operating expenses	$ 542.4	$ 597.2	10 %	$ 2,091.2	$ 2,301.7	10 %
Net operating income	$ 480.0	$ 455.0	(5)%	$ 1,890.9	$ 1,898.9	— %
Non-operating investment income	$ 38.8	$ 43.4	12 %	$ 112.2	$ 103.5	(8)%
Net income	$ 315.9	$ 303.2	(4)%	$ 1,229.6	$ 1,223.0	(1)%
Diluted earnings per share	$ 1.18	$ 1.17	(1)%	$ 4.55	$ 4.63	2 %
Average assets under management (in billions)	$ 740.2	$ 765.7	3 %	$ 724.7	$ 767.9	6 %

Assets under management at December 31, 2015, were $763.1 billion, an increase of $37.6 billion from September 30, 2015, and $16.3 billion from the end of 2014.

	Three months ended 12/31/2015			Year ended 12/31/2015		
(in billions)	Sponsored U.S. mutual funds	Other investment portfolios	Total	Sponsored U.S. mutual funds	Other investment portfolios	Total
Assets under management at beginning of period	$ 466.0	$ 259.5	$ 725.5	$ 477.6	$ 269.2	$ 746.8
Net cash flows before client transfers	.4	2.1	2.5	7.9	(6.3)	1.6
Client transfers from mutual funds to other portfolios	(.7)	.7	—	(6.5)	6.5	—
Net cash flows after client transfers	(.3)	2.8	2.5	1.4	.2	1.6
Market appreciation and income	21.4	13.7	35.1	8.1	6.6	14.7
Change during the period	21.1	16.5	37.6	9.5	6.8	16.3
Assets under management at December 31, 2015	$ 487.1	$ 276.0	$ 763.1	$ 487.1	$ 276.0	$ 763.1

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2 For the three-month period ended December 31, 2015, the mutual funds' net cash flows after client transfers include net outflows of $1.4 billion from the stock and blended asset funds that were offset in part by net inflows of $.9 billion into the fixed income funds and $.2 billion into the money market funds. For the other investment portfolios, net cash inflows during the fourth quarter of 2015 were $2.8 billion, including $.7 billion of transfers from the mutual funds. These net cash inflows include net inflows from sub-advised clients and the firm's other sponsored portfolios that were offset in part by net cash outflows from a small number of institutional investors. The firm's overall net cash flows for the fourth quarter of 2015 and full-year 2015 include $2.1 billion and $16.2 billion, respectively, that originated in the firm's target-date retirement strategies, which totaled $165.7 billion in assets under management at December 31, 2015. These target-date assets contribute to the $214 billion of assets under management at December 31, 2015 in the firm's asset allocation portfolios. T. Rowe Price remains debt-free with ample liquidity, including cash and sponsored portfolio investment holdings of nearly $2.8 billion at December 31, 2015. Weighted-average common stock outstanding has decreased since the end of 2014 as the firm has expended nearly $988 million in 2015 to repurchase 13.1 million shares, or 5%, of its outstanding common stock, including $136 million to repurchase 1.9 million shares in the fourth quarter. The firm also invested $151.3 million during 2015 in capitalized technology and facilities. The firm's expenditures for the year have been made from its available liquid resources. Based on current strategic projects and plans, the firm expects capital expenditures for technology, equipment, and facilities development for 2016 to be up to $180 million, which will be funded from operating resources. Investment Performance For the three-year period ended December 31, 2015, 80% of the T. Rowe Price mutual funds across their share classes outperformed their comparable Lipper averages on a total return basis, 78% outperformed for the five-year period, 88% outperformed for the 10-year period, and 80% outperformed for the one-year period. In addition, T. Rowe Price stock, bond, and blended asset funds, that ended the quarter with an overall rating of four or five stars from Morningstar, account for nearly 86% of the assets under management in the firm's rated funds. The firm's target-date retirement funds continue to deliver very attractive long-term performance, with at least 97% of these funds outperforming their comparable Lipper averages on a total return basis for the three-, five-, and 10-year periods ended December 31, 2015. The performance of the firm's institutional strategies remains very competitive. Financial Results Investment advisory revenues earned in the fourth quarter of 2015 from the T. Rowe Price mutual funds distributed in the U.S. were $668.2 million, an increase of $28.2 million, or 4%, from the comparable 2014 quarter. Average mutual fund assets under management in the fourth quarter of 2015 were $489.3 billion, an increase of 3% from the average in the fourth quarter of 2014. Investment advisory revenues earned in the fourth quarter of 2015 from the other investment portfolios were $257.8 million, an increase of $5.7 million, or 2%, from the comparable 2014 quarter. Average assets under

3 management in the fourth quarter of 2015 were $276.4 billion, an increase of 3% from the average in the fourth quarter of 2014. Investors domiciled outside the United States accounted for nearly 5% of the firm's assets under management at December 31, 2015. Money market advisory fees and other fund expenses voluntarily waived by the firm to maintain positive yields for investors in the fourth quarter of 2015 were $9.8 million, compared with $14.5 million in the 2014 quarter. In 2015, the firm has waived $47.6 million in such fees compared with $58.4 million in the 2014 period. The firm expects that it will continue to waive such fees into 2016. Operating expenses were $597.2 million in the fourth quarter of 2015, up $54.8 million from the comparable 2014 quarter. Compensation and related costs have increased $18.9 million from the fourth quarter of 2014, due primarily to higher salaries from modest base salary increases at the beginning of the year and added headcount, and increases in bonus compensation, temporary personnel, and stock-based compensation. The firm has increased its average staff size by 1.7% from the fourth quarter of 2014, and employed 5,999 associates at December 31, 2015. The increase in compensation and related costs and the firm's average staff size were muted by the lower compensation costs resulting from shifting 210 associates and providing ongoing transition support to BNY Mellon, with whom the firm has contracted to provide fund accounting and portfolio recordkeeping operations. However, these lower compensation costs are offset by increases in costs paid to BNY Mellon to provide these administrative services, which are reflected in other operating expenses. Advertising and promotion costs were $27.0 million in the fourth quarter of 2015, compared with $26.1 million in the comparable 2014 period. The firm currently expects advertising and promotion costs for 2016 to be comparable to 2015 levels. Occupancy and facility costs, together with depreciation and amortization expense, were $72.6 million in the fourth quarter of 2015, up $7.7 million compared to the fourth quarter of 2014. The increase is primarily related to the ongoing update and enhancement of technology capabilities, including related maintenance programs. Other operating expenses in the fourth quarter of 2015 were up $27.1 million from the comparable 2014 quarter. About half of the increase is attributable to costs now being paid to BNY Mellon for the performance of certain administrative services. The remainder of the increase in costs is due to higher business demands and the firm's continued investment in its operating capabilities. Net non-operating investment income in the fourth quarter of 2015 increased $4.6 million from the 2014 quarter. Higher net investment gains recognized on our investments were offset in part by lower year-end capital gain distributions from our mutual fund investments. On January 1, 2016, the firm implemented new accounting guidance that will likely result in the firm experiencing more volatility in the non-operating investment income line of its consolidated income statement, as the net investment gains and losses of certain

4 sponsored fund investments will be recognized in net income going forward instead of accumulated other comprehensive income in the balance sheet. The firm's effective tax rate for the fourth quarter of 2015 is 39.2%, slightly higher than the 38.9% effective tax rate for the full year 2015. The firm currently estimates that its effective rate for 2016 will be about 38.7%. Management Commentary William J. Stromberg, the company’s president and chief executive officer, commented: “The U.S. economy continued its multi-year pattern of moderate but uneven growth in 2015. The Federal Reserve was confident enough though in the sustainability of the expansion to raise the federal funds rate by 25 basis-points in mid- December. Meanwhile, growth in Europe and Japan remained subdued despite their extraordinarily easy monetary policies. Emerging market economies overall continued to slow and their currencies continued to weaken, impacted by the ongoing rapid decline in global commodity prices. Worries about the slowing Chinese economy and its ramifications for global growth persist. “In 2015, major U.S. equity indexes were mixed, as a fourth-quarter rebound led by large-cap shares pared late-summer declines. While small- and mid-cap stocks posted losses, the S&P 500 Index returned 1.38%, making 2015 the seventh consecutive year for a positive S&P 500 total return. Equities in Europe and Asia also rebounded during the quarter, but full-year results for U.S. investors in those markets were hindered by a stronger dollar. The MSCI EAFE Index returned -0.39% in 2015. Emerging markets equities and local currency bonds fell sharply for the year in dollar terms. U.S. bonds were mostly flat or negative in the quarter and for the year, with high yield bonds declining and municipal securities appreciating in both periods. “We believe that global growth and financial market returns in 2016 will remain modest and that volatility will persist. We expect continued moderate economic growth in the U.S. and Europe. However, the continued economic pressure facing China, the deepening commodities sell-off, Fed tightening, and the strong U.S. dollar are additional headwinds to worldwide growth. Low interest rates in the U.S. and other developed countries should keep bond returns low. “Although markets are a key driver of our short-term financial results and cause us to be ever mindful of our expenses, our financial strength – as evidenced by a strong cash position, no debt, and healthy operating cash flows – has allowed us to continue making strategic investments in people and key priorities. We also returned more than $2 billion to stockholders during 2015 through our regular quarterly dividends, the special dividend paid in the second quarter, and stock repurchases. “Last year we expanded our offerings for individual and institutional investors with several new equity and fixed income strategies and the launch of new investment vehicles. We made several senior hires across the organization and further expanded our team of global equity and fixed income research analysts. We also

5 bolstered our sales, client service, and marketing teams across the globe, and opened three new European offices; we now have facilities in 16 countries. Additionally, we rolled out a variety of innovative tools and digital experiences for financial intermediaries, individual investors, and retirement plan sponsors. “Although early 2016 market returns have been challenging and headwinds remain, T. Rowe Price is well positioned to help our clients achieve their investment goals and deliver long-term value for our stockholders. Our investment performance and client service have been outstanding over time and position us for continued growth in the years ahead. We will continue investing to broaden our investment capabilities and vehicles and to expand our distribution reach. Early indicators suggest that our efforts to engage new investors around the world are gaining traction, and we are working diligently to build on that success.” Other Matters The financial results presented in this release are unaudited. KPMG LLP is currently completing its audits of the firm's 2015 consolidated financial statements and internal controls over financial reporting at December 31, 2015. The firm expects that KPMG will complete its work in early February and that it will then file its Form 10- K Annual Report for 2015 with the U.S. Securities and Exchange Commission. The Form 10-K will include additional information, including the firm's audited consolidated financial statements, management's report on internal controls over financial reporting at December 31, 2015, and the reports of KPMG. Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, net income and earnings per common share, anticipated changes in the amount and composition of assets under management, anticipated expense levels, estimated tax rates, and expectations regarding financial results, future transactions, investments, capital expenditures, dividends, stock repurchases, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2014 Form 10-K. Founded in 1937, Baltimore-based T. Rowe Price (troweprice.com) is a global investment management organization that provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The organization also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price's disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. CONTACT T. ROWE PRICE, PUBLIC RELATIONS Brian Lewbart Lara Naylor 410-345-2242 410-577-8077 brian_lewbart@troweprice.com lara_naylor@troweprice.com

6 Unaudited Condensed Consolidated Statements of Income (in millions, except per share amounts) Three months ended Year ended Revenues 12/31/2014 12/31/2015 12/31/2014 12/31/2015 Investment advisory fees $ 892.1 $ 926.0 $ 3,464.5 $ 3,687.3 Administrative fees 93.2 88.9 374.0 361.8 Distribution and servicing fees 37.1 37.3 143.6 151.5 Net revenues 1,022.4 1,052.2 3,982.1 4,200.6 Operating expenses Compensation and related costs 337.9 356.8 1,329.6 1,443.6 Advertising and promotion 26.1 27.0 76.0 79.7 Distribution and servicing costs 37.1 37.3 143.6 151.5 Depreciation and amortization of property and equipment 28.3 31.9 111.7 126.3 Occupancy and facility costs 36.6 40.7 143.9 159.2 Other operating expenses 76.4 103.5 286.4 341.4 Total operating expenses 542.4 597.2 2,091.2 2,301.7 Net operating income 480.0 455.0 1,890.9 1,898.9 Non-operating investment income 38.8 43.4 112.2 103.5 Income before income taxes 518.8 498.4 2,003.1 2,002.4 Provision for income taxes 202.9 195.2 773.5 779.4 Net income $ 315.9 $ 303.2 $ 1,229.6 $ 1,223.0 Net income allocated to common stockholders Three months ended Year ended 12/31/2014 12/31/2015 12/31/2014 12/31/2015 Net income $ 315.9 $ 303.2 $ 1,229.6 $ 1,223.0 Less: net income allocated to outstanding restricted stock and stock unit holders (3.8) (4.7) (14.2) (16.1) Net income allocated to common stockholders $ 312.1 $ 298.5 $ 1,215.4 $ 1,206.9 Earnings per share on common stock Basic $ 1.21 $ 1.20 $ 4.68 $ 4.74 Diluted $ 1.18 $ 1.17 $ 4.55 $ 4.63 Weighted-average common shares Outstanding 257.6 249.4 259.6 254.6 Outstanding assuming dilution 265.2 255.0 267.4 260.9 Dividends declared per share, including a $2.00 per share special cash dividend paid in the second quarter of 2015 $ .44 $ .52 $ 1.76 $ 4.08

Investment Advisory Revenues (in millions)	Three months ended		Year ended	
	12/31/2014	12/31/2015	12/31/2014	12/31/2015
Sponsored U.S. mutual funds				
Stock and blended asset	$ 536.2	$ 560.2	$ 2,086.0	$ 2,241.9
Bond and money market	103.8	108.0	399.8	426.0
	640.0	668.2	2,485.8	2,667.9
Other investment portfolios				
Stock and blended asset	214.4	217.0	824.5	862.2
Bond, money market, and stable value	37.7	40.8	154.2	157.2
	252.1	257.8	978.7	1,019.4
Total	$ 892.1	$ 926.0	$ 3,464.5	$ 3,687.3

Average Assets Under Management (in billions)	Three months ended		Year ended	
	12/31/2014	12/31/2015	12/31/2014	12/31/2015
Sponsored U.S. mutual funds				
Stock and blended asset	$ 368.3	$ 384.9	$ 359.3	$ 387.8
Bond and money market	104.7	104.4	101.6	105.8
	473.0	489.3	460.9	493.6
Other investment portfolios				
Stock and blended asset	205.3	210.3	201.6	210.3
Bond, money market, and stable value	61.9	66.1	62.2	64.0
	267.2	276.4	263.8	274.3
Total	$ 740.2	$ 765.7	$ 724.7	$ 767.9

Ending Assets Under Management (in billions)	As of	
	12/31/2014	12/31/2015
Sponsored U.S. mutual funds		
Stock and blended asset	$ 373.0	$ 383.0
Bond and money market	104.6	104.1
	477.6	487.1
Other investment portfolios		
Stock and blended asset	206.9	209.8
Bond, money market, and stable value	62.3	66.2
	269.2	276.0
Total	$ 746.8	$ 763.1
Stock and blended asset portfolios	$ 579.9	$ 592.8
Fixed income portfolios	166.9	170.3
Total	$ 746.8	$ 763.1

Condensed Consolidated Cash Flows Information (in millions)	Year ended	
	12/31/2014	12/31/2015
Cash provided by operating activities, including $149 of stock-based compensation expense in 2015	$ 1,291.3	$ 1,506.4
Cash provided by (used in) investing activities, including ($151) for additions to property and equipment and $270 in net proceeds from sponsored fund dispositions in 2015	(443.4)	109.0
Cash used in financing activities, including common stock repurchases of ($988) and dividends paid of ($1,059) in 2015	(739.8)	(1,949.2)
Net change in cash during the period	$ 108.1	$ (333.8)

Condensed Consolidated Balance Sheet Information (in millions)	As of	
	12/31/2014	12/31/2015
Cash and cash equivalents	$ 1,506.1	$ 1,172.3
Accounts receivable and accrued revenue	442.8	446.0
Investments in sponsored funds	1,884.0	1,612.3
Other investments	408.3	406.6
Property and equipment, net	586.4	607.1
Goodwill	665.7	665.7
Other assets	151.1	196.9
Total assets	5,644.4	5,106.9
Total liabilities	249.2	344.9
Stockholders' equity, 250.5 common shares outstanding at December 31, 2015, includes net unrealized holding gains of $120.3 at December 31, 2015	$ 5,395.2	$ 4,762.0

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